     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 2001
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              CV THERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)


                DELAWARE                                   3172 PORTER DRIVE                                 43-1570294
    (State or other jurisdiction of                   PALO ALTO, CALIFORNIA 94304                         (I.R.S. Employer
     incorporation or organization)                         (650) 812-0585                             Identification Number)
                                              (Address, including zip code, and telephone
                                              number, including area code, of Registrant's
                                                     principal executive offices)

                           LOUIS G. LANGE, M.D., PH.D.
                             CHIEF EXECUTIVE OFFICER
                              CV THERAPEUTICS, INC.
                                3172 PORTER DRIVE
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 812-0585
                (Name, address, including ZIP code, and telephone
               number, including area code, of agent for service)

                                 ---------------

                                   COPIES TO:
                             ALAN C. MENDELSON, ESQ.
                                LATHAM & WATKINS
                             135 COMMONWEALTH DRIVE
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 328-4600
                                       AND
                             LAURA L. GABRIEL, ESQ.
                                LATHAM & WATKINS
                        505 MONTGOMERY STREET, SUITE 1900
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 391-0600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                    PROPOSED
                                                    MAXIMUM
                                                   AGGREGATE
                                                    OFFERING       AMOUNT OF
              TITLE OF EACH CLASS OF                 PRICE        REGISTRATION
            SECURITIES TO BE REGISTERED             (1) (2)           FEE
--------------------------------------------------------------------------------
Common stock, $0.001 par value.................   $190,000,000        $1,250
--------------------------------------------------------------------------------

Preferred Stock Purchase Rights (3)............        (3)            $100
================================================================================

(1) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of the securities registered hereby.

(2) Estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $190,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

(3) Rights to acquire shares of the Registrant's Series A Junior Participating Preferred Stock are attached to and trade with the common stock of the Registrant. Value attributable to such rights, if any, is reflected in the market price of the common stock. Fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS WHICH RELATES TO REGISTRATION STATEMENT NO. 333-41718, PREVIOUSLY FILED BY THE COMPANY ON FORM S-3. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 WITH RESPECT TO REGISTRATION STATEMENT NO. 333-41718, PURSUANT TO WHICH $85,000,000 IN SECURITIES REMAIN TO BE ISSUED; A FILING FEE OF $22,440 WAS PREVIOUSLY PAID WITH RESPECT TO SUCH $85,000,000 AGGREGATE OFFERING PRICE OF SECURITIES UNDER THE PRIOR REGISTRATION STATEMENT. THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO REGISTRATION STATEMENT NO. 333-53206, PREVIOUSLY FILED BY THE COMPANY ON FORM S-3. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 2 WITH RESPECT TO REGISTRATION STATEMENT NO. 333-53206, PURSUANT TO WHICH $100,000,000 IN SECURITIES REMAIN TO BE ISSUED; A FILING FEE OF $25,000 WAS PREVIOUSLY PAID WITH RESPECT TO SUCH $100,000,000 AGGREGATE OFFERING PRICE OF SECURITIES UNDER THE PRIOR REGISTRATION STATEMENT.
================================================================================
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                   PROSPECTUS

                                  $190,000,000

                              CV THERAPEUTICS, INC.

                                  COMMON STOCK

         This prospectus will allow us to issue, from time to time in one or more offerings, up to $190,000,000 in the aggregate of our common stock and the rights to acquire our series A junior participating preferred stock that are attached to and trade with the common stock. This means:

              o we will provide a prospectus supplement each time we issue common stock;

              o the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this document; and

              o you should read this prospectus and any prospectus supplement carefully before you invest.

         SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF MATERIAL RISKS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN OUR SECURITIES BEING SOLD WITH THIS PROSPECTUS.

         Our common stock is traded on the Nasdaq National Market under the symbol "CVTX." On April 19, 2001, the last reported sale price for our common stock on the Nasdaq National Market was $45.23 per share.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                     The date of this prospectus is   , 2001.

         We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.

                                TABLE OF CONTENTS


    SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.................   1
    AVAILABLE INFORMATION.............................................   1
    INCORPORATION BY REFERENCE........................................   2
    RISK FACTORS......................................................   2
    THE COMPANY.......................................................   3
    USE OF PROCEEDS...................................................   3
    PLAN OF DISTRIBUTION..............................................   4
    LEGAL MATTERS.....................................................   8
    EXPERTS...........................................................   8

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development or financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

         These statements reflect only management's current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are set forth under the heading "Risk Factors" in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K, as may be updated from time to time by our future filings under the Securities Exchange Act, and elsewhere in the documents incorporated by reference in this prospectus. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                              AVAILABLE INFORMATION

         We are subject to the information requirements of the Securities Exchange Act and we therefore file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the Securities and Exchange Commission's Public Reference Room at Room 1024,
450 Fifth Street, N.W., Washington, D.C. 20549 and should be available for inspection and copying at the Securities and Exchange Commission's regional offices located at 7 World Trade Center, Suite 1375, New York, New York 10048 and at 44 Montgomery Street, Suite 1100, San Francisco, California 94104. You may obtain information on the operation of the Securities and Exchange Commission's Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's Internet site is http://www.sec.gov.

         This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities. As permitted by the Securities and Exchange Commission's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C., New York, New York and San Francisco, California.

         Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                           INCORPORATION BY REFERENCE

         We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

         o Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2001 Annual Meeting of Stockholders;

         o Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 5, 2001;

         o Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 21, 2001; and

         o the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-21643), filed with the Securities and Exchange Commission on October 30, 1996.

         We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering.

         To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to CV Therapeutics, Inc., Attention: Investor Relations, 3172 Porter Drive, Palo Alto, California 94304 (telephone (650) 812-0585). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

                                  RISK FACTORS

         Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors set forth under the heading "Risk Factors" in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act. For more information, see the section entitled "Incorporation by Reference."

                                   THE COMPANY

         CV Therapeutics was incorporated in Delaware in December 1990, and in June 1992 we changed our name to CV Therapeutics, Inc. We are a biopharmaceutical company engaged in the discovery and development of new small molecule drugs to treat cardiovascular disease, the leading cause of death in the United States.

         Our executive offices are located at 3172 Porter Drive, Palo Alto, California 94304, and our telephone number is (650) 812-0585. CV Therapeutics, Inc. and the CV Therapeutics logo are our service marks. All other service marks and all brand names or trademarks appearing in this prospectus are the property of their respective holders.

                                 USE OF PROCEEDS

         Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include funding research, development and product manufacturing, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities.

                              PLAN OF DISTRIBUTION

GENERAL

         We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. The securities also may be sold pursuant to what is known as an equity line of credit, as described below under the heading "Equity Line of Credit." We may sell the securities (1) through underwriters or dealers, (2) through agents, and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

         o        a fixed price or prices, which may be changed;

         o        market prices prevailing at the time of sale;

         o        prices related to the prevailing market prices; or

         o        negotiated prices.

         We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

         If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

         If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

         In the event we enter into an agreement regarding an equity line of credit, other than as described below, which contemplates an at the market equity offering, we will file a post-effective amendment to this registration statement that identifies the underwriter(s) in that at the market equity offering.

         With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

         Shares of common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq National Market. Other securities may or may not be listed on the Nasdaq National Market or a national securities exchange. To facilitate the offering of securities, other than securities offered through an equity line of credit, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

         The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

EQUITY LINE OF CREDIT

         On August 7, 2000 we entered into what is sometimes termed an equity line of credit arrangement with Acqua Wellington North American Equities Fund, Ltd. Specifically, we entered into a common stock purchase agreement with Acqua Wellington, which, as amended and restated, provides that Acqua Wellington is committed to purchase up to $149,000,000 of our common stock over the 40-month term of the purchase agreement. We have filed the purchase agreement as an exhibit to this registration statement. The total amount of securities available under the purchase agreement, as amended and restated, does not exceed 10% of the aggregate market value of our outstanding common stock that was held by non-affiliates within sixty days prior to August 7, 2000. From time to time beginning in August 2000 and ending in December 2003 and at our sole discretion, we may present Acqua Wellington with draw down notices constituting offers to purchase our common stock over 18 consecutive trading days or such other number of trading days as agreed upon by us and Acqua Wellington. Under the purchase agreement, we are able to present Acqua Wellington with up to 36 draw down notices during the term of the agreement, with a minimum of five trading days required between each draw down period.

         Once presented with a draw down notice, Acqua Wellington is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price for such draw down determined by us and set forth in the draw down notice. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount ranging from 4.0% to 6.0%, based on our market capitalization on the date we issue the draw down notice. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the purchase agreement provides that Acqua Wellington will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Acqua Wellington could buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

         The purchase agreement also provides that from time to time and at our sole discretion we may grant Acqua Wellington the right to exercise one or more call options to purchase additional shares of our common stock during each draw down pricing period for the amount that we specify; provided, however, that
(1) each such amount that we specify must be for a minimum of $50,000, (2) the aggregate of all such amounts that we specify during a draw down pricing period may not exceed $8,000,000 or such other amount as we may agree upon with Acqua Wellington and (3) the amount of proceeds we receive by a call option on any given trading day in a draw down pricing period may not exceed $1,000,000. Upon Acqua Wellington's exercise of the call option, we will issue and sell the shares of our common stock subject to the call option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Acqua Wellington notifies us of its election to exercise its call option or the threshold price for the call option determined by us and set forth in the draw down notice, less a discount ranging from 4.0% to 6.0%, based on our market capitalization on the date we issue the draw down notice.

         In addition to our issuance of shares of common stock to Acqua Wellington pursuant to the purchase agreement, this prospectus also covers the sale of those shares from time to time by Acqua Wellington to the public. Acqua Wellington is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act.

         Acqua Wellington has informed us that it intends to use Carlin Equities Corp. as the broker-dealer to sell shares of common stock on the Nasdaq National Market. Such sales will be made on the Nasdaq National Market at prices and at terms then prevailing or at prices related to the then current market price. Carlin Equities Corp. is the same broker-dealer that Acqua Wellington used to sell shares of common stock it purchased from us in September 2000, October 2000, November 2000 and February 2001 pursuant to draw down notices we delivered in August 2000, September 2000, October 2000 and January 2001 and call options exercised by Acqua Wellington during certain of the draw down pricing periods following our delivery of such draw down notices. Carlin Equities Corp. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act. We filed prospectus supplements to our registration statement no. 333-41718 on September 5, 2000, October 6, 2000, November 8, 2000 and February 13, 2001 and according to a telephone interpretation issued by the SEC Staff, we should have filed a post-effective amendment to that registration statement naming Acqua Wellington and Carlin Equities Corp. as underwriters. Acqua Wellington has informed us that Carlin Equities Corp., which is not an affiliate of Acqua Wellington, will receive commissions from Acqua Wellington which will not exceed customary brokerage commissions. Acqua Wellington also will pay other expenses associated with the sale of the common stock it acquires pursuant to the purchase agreement.

         The shares of common stock may be sold in one or more of the following manners:

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

         o a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

         Acqua Wellington has agreed that prior to, during the term of and for a period of three months after the termination of the purchase agreement, neither Acqua Wellington nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Acqua Wellington has agreed that it will not enter into a short position with respect to shares of our common stock except that Acqua Wellington may sell shares that it has not yet taken delivery of pursuant to the provisions of a draw down notice so long as Acqua Wellington covers any such sales with the shares purchased pursuant to such draw down notice. Acqua Wellington has further agreed that it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the purchase agreement. Acqua Wellington also has agreed that its sales of our common stock on any trading day will not represent more than 20% of the total trading volume of our common stock for that trading day.

         In addition, Acqua Wellington and Carlin Equities Corp. will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Acqua Wellington or Carlin Equities Corp. Under these rules and regulations, Acqua Wellington and Carlin Equities Corp.:

         o may not engage in any stabilization activity in connection with our securities;

         o must furnish each broker which offers shares of our common stock covered by this prospectus with the number of copies of this prospectus and any prospectus supplement which are required by each broker; and

         o may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock by Acqua Wellington and Carlin Equities Corp.

         We have agreed to indemnify and hold harmless Acqua Wellington and Carlin Equities Corp. against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in or incorporated by referenced in the registration statement of which this prospectus is a part, or any omission or alleged omission to state in the registration statement or any document incorporated by reference in the registration statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, unless made or omitted in reliance upon written information provided to us by Acqua Wellington or Carlin Equities Corp. We have agreed to pay fifty thousand dollars ($50,000) of Acqua Wellington's reasonable attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Acqua Wellington in connection with the preparation, negotiation, execution and delivery of the purchase agreement. We have also agreed to pay all reasonable fees and expenses incurred by Acqua Wellington in connection with any amendments, modifications or waivers of the purchase agreement.

         The purchase agreement as executed and as amended and restated as of August 7, 2000 has been incorporated by reference into and has been filed as an exhibit to this registration statement.

                                  LEGAL MATTERS

         Certain legal matters with respect to the shares of our common stock offered pursuant to this registration statement will be passed upon for us by Latham & Watkins, Menlo Park, California. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

                                     EXPERTS

         Ernst & Young LLP, independent auditors have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:


      Securities and Exchange Commission Fee                 $  1,350
      *Legal Fees and Expenses                               $100,000
      *Accounting Fees and Expenses                          $  7,500
      *Printing Expenses                                     $ 30,000
      *Blue Sky Fees                                         $ 10,000
      *Transfer Agent Fees & Expenses                        $  5,000
      *Miscellaneous                                         $  6,150
               *Total                                        $160,000
                                                             ========

*  Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which the director derived an improper personal benefit.

         Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Our Amended and Restated Certificate of Incorporation, as amended by Amendment No. 1 to the Amended and Restated Certificate of Incorporation, provides our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law. Our Restated Bylaws provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act.

         We have entered into indemnification agreements with substantially all of our officers and directors which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.


ITEM 16.  EXHIBITS.
1.1*     Form of Underwriting Agreement.

4.1      Amended and Restated Certificate of Incorporation of CV Therapeutics,
         Inc. filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference.

4.2      Amendment No. 1 to the Amended and Restated Certificate of
         Incorporation of CV Therapeutics, Inc. filed as Exhibit 4.2 to the
         Company's Registration Statement on Form S-3, File No. 333-53206, and incorporated herein by reference.

4.3 Certificate of Designation of CV Therapeutics, Inc. establishing the terms of the Company's Series A Junior Participating Preferred Stock filed as Exhibit 10.78 to the Company's Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2000 and incorporated herein by reference.

4.4      Restated ByLaws of CV Therapeutics, Inc., as amended, filed as
         Exhibit 3.5 to the Company's Registration Statement on Form S-1,
         File No. 333-12675, and incorporated herein by reference.

4.5      Form of Common Stock Certificate, filed as Exhibit 4.2 to the Company's
         Registration Statement on Form S-1, File No. 333-12675, and incorporated herein by reference.

4.6      Amended and Restated Common Stock Purchase Agreement Effective as of
         August 7, 2000 by and between CV Therapeutics, Inc. and Acqua
         Wellington North American Equities Fund, Ltd.

5.1      Opinion of Latham & Watkins.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.2     Consent of Latham & Watkins (included in Exhibit 5.1).

24.1     Powers of Attorney (contained on signature page of this Registration
         Statement).

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

ITEM 17.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)      The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on April 20, 2001.

                                     CV THERAPEUTICS, INC.


                                     By: /s/ Daniel K. Spiegelman
                                        ------------------------------
                                         Daniel K. Spiegelman
                                         Senior Vice President and
                                         Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Louis G. Lange and Daniel K. Spiegelman, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Exchange Act, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.


                   Signature                                       Title                              Date
---------------------------------------------     -----------------------------------------      --------------
      /s/ Louis G. Lange                          Chairman of the Board and Chief Executive      April 20, 2001
---------------------------------------------     Officer (Principal Executive Officer)          --------------
      Louis G. Lange, M.D., Ph.D.

      /s/ Daniel K. Spiegelman                    Senior Vice President and Chief Financial       April 20, 2001
---------------------------------------------     Officer (Principal Financial and Accounting     --------------
      Daniel K. Spiegelman                         Officer)


  /s/ R. Scott Greer                                                                              April 20, 2001
---------------------------------------------     Director                                        --------------
      R. Scott Greer

  /s/ Thomas L. Gutshall                                                                          April 20, 2001
---------------------------------------------     Director                                        --------------
      Thomas L. Gutshall

  /s/ Peter Barton Hutt                                                                           April 20, 2001
---------------------------------------------     Director                                        --------------
      Peter Barton Hutt

  /s/ Barbara J. McNeil                                                                           April 20, 2001
---------------------------------------------     Director                                        --------------
      Barbara J. McNeil, M.D., Ph.D.

  /s/ Costa G. Sevastopoulos                                                                      April 20, 2001
---------------------------------------------     Director                                        --------------
      Costa G. Sevastopoulos, Ph.D.

                                 EXHIBIT INDEX


1.1*     Form of Underwriting Agreement.

4.1      Amended and Restated Certificate of Incorporation of CV Therapeutics,
         Inc. filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference.

4.2      Amendment No. 1 to the Amended and Restated Certificate of
         Incorporation of CV Therapeutics, Inc. filed as Exhibit 4.2 to the
         Company's Registration Statement on Form S-3, File No. 333-53206, and incorporated herein by reference.

4.3 Certificate of Designation of CV Therapeutics, Inc. establishing the terms of the Company's Series A Junior Participating Preferred Stock filed as Exhibit 10.78 to the Company's Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2000 and incorporated herein by reference.

4.4      Restated ByLaws of CV Therapeutics, Inc., as amended, filed as Exhibit
         3.5 to the Company's Registration Statement on Form S-1, File No.
         333-12675, and incorporated herein by reference.

4.5      Form of Common Stock Certificate, filed as Exhibit 4.2 to the Company's
         Registration Statement on Form S-1, File No. 333-12675, and incorporated herein by reference.

4.6      Amended and Restated Common Stock Purchase Agreement Effective as of
         August 7, 2000 by and between CV Therapeutics, Inc. and Acqua
         Wellington North American Equities Fund, Ltd.

5.1      Opinion of Latham & Watkins.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.2     Consent of Latham & Watkins (included in Exhibit 5.1).

24.1     Powers of Attorney (contained on signature page of this Registration
         Statement).

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K.